EXHIBIT 23.1


                         CONSENT OF ARTHUR ANDERSEN LLP



As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements Nos. 333-48692 and 333-26117.


/s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona
March 26, 2002